UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 31, 2006

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2006, National Western Life Insurance Company ("Company") renewed its revolving line of credit facility. Amendment No. 16 to Loan Agreement was made and entered into effective as of, but not necessarily on, July 31, 2006, and amended that certain Loan and Pledge Agreement (the "Loan Agreement") dated effective as of December 6, 1991, by and between the Company and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA) (the "Bank").

The Company and the Bank entered into the Loan Agreement, renewable in three years, for the purpose of setting forth the terms and conditions pursuant to which the Bank granted to the Company a revolving line of credit up to the principal amount of $40,000,000. This bank line of credit is primarily for cash management purposes relating to investment transactions. The Company is required to maintain a collateral security deposit in trust with the Bank equal to 120% of the credit limit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

( d ) Exhibits

Exhibit
Number	Description

10(bl)	Amendment No. 16 to Loan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: August 1, 2006	By:	/S/Brian M. Pribyl

Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer
and Treasurer

EXHIBIT INDEX
Exhibit
Number	Description

10(bl)	Amendment No. 16 to Loan Agreement